June 1, 2009

Palomar Medical Products, Incorporated

c/o Ms. Sharon Timberlake

82 Cambridge Street

Burlington, Massachusetts 01803

Re:   K090525

        Trade/Device Name: LOI System

        Regulation Number: 21 CFR 878.4810

        Regulation Name: Laser Surgical Instrument for Use in general and Plastic Surgery

And in Dermatology

        Regulatory Class: II

        Product Code: ONG

        Dated: April 24, 2009

        Received: April 27, 2009

Dear Ms. Timberlake:

We have reviewed your Section 510(k) premarket notification of intent to market the device referenced above and have determined the device is substantially equivalent (for the indications for use stated in the enclosure) to legally marketed predicate devices marketed in interstate commerce prior to May 28, 1976, the enactment date of the Medical Device Amendments, or to devices that have been reclassified in accordance with the provisions of the Federal Food, Drug, and Cosmetic Act (Act) that do not require approval of a premarket approval application (PMA). You may, therefore, market the device, subject to the general controls provisions of the Act. The general controls provisions of the Act include requirements for annual registration, listing of devices, good manufacturing practice, labeling, and prohibitions against misbranding and adulteration.

If your device is classified (see above) into either class II (Special Controls) or class III (PMA), it may be subject to additional controls. Existing major regulations affecting your device can be found in the Code of Federal Regulations, Title 21, Parts 800 to 898. In addition, FDA may publish further announcements concerning your device in the Federal Register.

Please be advised that FDA’s issuance of a substantial equivalence determination does not mean that FDA has made a determination that your device complies with other requirements of the Act or any Federal statutes and regulations administered by other Federal agencies. You must comply with all the Act’s requirements, including, but not limited to: registration and listing (21 CFR Part 807); labeling (21 CFR Part 801); medical device reporting (reporting of medical device-related adverse events) (21 CFR 803); good manufacturing

Page 2-Ms. Sharon Timberlake

practice requirements as set forth in the quality systems (QS) regulation (21 CFR Part 820); and if applicable, the electronic product radiation control provisions (Sections 531-542 of the Act); 21 CFR 1000-1050.

If you desire specific advice for your device on our labeling regulation (21 CFR Part 801), please contact the Center for Devices and Radiological Health’s (CDRH’s) Office of Compliance at (240) 276-0115. Also, please note the regulation entitled, “Misbranding by reference to premarket notification” (21 CFR Part 807.97). For questions regarding the reporting of adverse events under the MDR regulation (21 CFR Part 803), please contact the CDRH/Office of Surveillance and Biometrics/Division of Postmarket Surveillance at 240-276-3464. For more information regarding the reporting of adverse events, please got to http://www.fda.gov/cdrh/mdr/.

You may obtain other general information on your responsibilities under the Act from the Division of Small Manufacturers, International and Consumer Assistance at its toll-free number (800) 638-2041 or (240) 276-3150 or at its Internet address http://www.fda.gov/cdrh/industry/support/index.html.

Sincerely yours,

Mark N. Melkerson

Division of Surgical, Orthopedic

and Restorative Devices

Office of Device Evaluation

Center for Devices and

Radiological Health

Enclosure

Indications for Use

510(k) Number (if known):_________________

Device Name: LOI System

Indication for Use:

The LOI System is an over-the-counter device intended for treatment of periorbital wrinkles

Prescription Use __________	AND/OR	Over-The-Counter Use X
(Part 21 CFR 801 Subpart D)		(21 CFR 801 Subpart C)

(PLEASE DO NOT WRITE BELOW THIS LINE-CONTINUE ON ANOTHER PAGE IF NEEDED)

Concurrence of CDRH, Office of Device Evaluation (ODE)

(Division Sign-Off)

Division of Surgical , Orthopedic,

and Restorative Device

510(k) Number K090525

PALOMAR MEDICAL TECHNOLOGIES, INC. TRADITIONAL 510(K):LOI SYSTEM	CONFIDENTIAL PAGE ii